UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008 (April 25, 2008)

GLOBAL CLEAN ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Maryland	0-30303	84-1255846
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 South Parker Rd #201 Denver, CO	80014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 213-1287

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2008 Global Clean Energy, Inc. (the “Company”) and Profit Consultants, Inc. (the “Lender”) executed a Promissory Note (the “Note”) pursuant to which the Lender loaned the Company $125,000. The Note requires the Company to pay the Lender interest at the rate of 7.5% per annum, and repayment of the entire Note is due on April 25, 2009. The Promissory Note is attached herewith as Exhibit 10.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On June 27, 2008 Global Clean Energy (the “Company”) filed a patent application with the United States Patent and Trademark Office for its proprietary cyclonic dredging pump (the “Pump”). The Company intends to use the Pump in connection with its project with UK Coal plc to empty a slurry lake in Pontefract, South Yorkshire, U.K, and in connection with its other business operations.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Document

10.1	April 25, 2008 Promissory Note between Global Clean Energy, Inc. and Profit Consultants, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CLEAN ENERGY, INC.

Signature: /s/ Kenneth Adessky
Name: Kenneth Adessky
Title: Chief Financial Officer

Dated: June 30, 2008

EXHIBIT INDEX

Exhibit Number	Document

10.1	April 25, 2008 Promissory Note between Global Clean Energy, Inc. and Profit Consultants, Inc.